Exhibit 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No's. 33-99112 and 333-6859 on Form S-8 of Monterey Bay Bancorp, Inc. of our report dated February 6, 1999, appearing in this Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
San Francisco, California
March 30, 1999



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